Exhibit 99.1

502 – 1978 Vine Street
Vancouver, BC V6K 4S1
Tel: (604) 737 0203

PRESS RELEASE

Garuda Capital Corp. announces dropping of Ghanaian joint ventures:

VANCOUVER, April 4, 2006 – Garuda Capital Corp. (OTC BB: GRUA) reports that its subsidiaries, Garuda Minerals Inc. and Garuda Gold Corporation have elected not to exercise their options to joint venture two mining prospects in Ghana. The company's wholly owned subsidiaries had entered into letters of intent with Newhaven Resources Ltd, which will be allowed to expire on May 18, 2006.

Though no agreement has been entered into at this time, the company is reviewing possible acquisitions in the natural resource sector for its mining subsidiaries.

The company continues to progress its plan to divest its non-resource sector operating subsidiaries into separate companies that could acquire separate listings or be distributed to shareholders.

About Garuda Capital Corp.

Garuda Capital Corp. is a Vancouver-based management company with the objective to develop businesses by providing missing key ingredients such as management expertise, strategic planning, fund raising capabilities, and an extensive network of international contacts.

For more information please contact:
Garuda Capital Corp., Investor Relations
Robin Relph
Phone 604-737-0203

Forward-looking (safe harbour) statement:

2

Statements in this press release that relate to future results, strategies and events are based on the company’s current expectations. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements. These statements involve risk and uncertainties that could cause actual results to differ materially include, but are not limited to, those detailed in Garuda’s filings with the U.S. Securities and Exchange Commission. Garuda assumes no obligation to update the information in this press release.